Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-209924 and No. 333-206553, respectively, on Form S-8 of our report dated April 26, 2019, relating to the consolidated statements of comprehensive loss, changes in shareholders' deficit, and cash flows of Jupai Holdings Limited, its subsidiaries and its variable interest entities for the year ended December 31, 2018, appearing in this Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China
April 16, 2021